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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT ACCOUNTANTS


             We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Omnicare, Inc. Director Stock Plan for Members of the Compensation Committee and Incentive Committee of our report dated February 2, 2001, except for the first paragraph of Note 6, as to which the date is March 28, 2001, relating to the financial statements and financial statement schedule, which appears in Omnicare, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.



                              /s/ PricewaterhouseCoopers LLP
                              ---------------------------------------
                                 PricewaterhouseCoopers LLP
Cincinnati, Ohio
December 14, 2001